                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 DIDAX INC.
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                           54-1831588
--------------------------------------------------------------------------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification No.)

    4501 Daly Drive, Suite 103, Chantilly, Virginia                20151
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class          Name of Each Exchange on which
                to be so Registered          Each Class is to be Registered
                -------------------          ------------------------------
                None
--------------------------------------------------------------------------------

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of class)

      Redeemable Common Stock Purchase Warrants, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of class)

Item 1.          Description of Registrant's Securities to be Registered.

                 A description of the shares of Common Stock, par value $.01 per share, is contained in the Registrant's Registration Statement on Form SB-2, SEC File No.333-25937 (the "Registration Statement") under the caption "Description of Securities." Such information is incorporated herein by reference to such section of the Registration Statement.

Item 2.          Exhibits.

       1. Form of Underwriting Agreement between the Registrant and the Representative is Exhibit 1.1 to the Registration Statement. Exhibit 1.1 is incorporated herein by reference.

       2. Form of Selected Dealer Agreement between the Representative and the Selected Dealers is Exhibit 1.2 to the Registration Statement. Exhibit
1.2 is incorporated herein by reference.

       3. Form of Financial Advisory Agreement between the Registrant and the Representative is Exhibit 1.3 to the Registration Statement. Exhibit
1.3 is incorporated herein by reference.

       4. Certificate of Incorporation and Certificates of Amendment thereto of the Registrant is Exhibit 3.1 of the Registration Statement.
Exhibit 3.1 is incorporated herein by reference.

       5. Bylaws and amendments thereto of the Registrant is Exhibit 3.2 of the Registration Statement. Exhibit 3.2 is incorporated herein by reference.

       6.        Form of certificate evidencing shares of Common Stock is
Exhibit 4.1 of the Registration Statement. Exhibit 4.1 is incorporated herein by reference.

       7. Form of certificate evidencing Purchase Warrant is Exhibit 4.2 of the Registration Statement. Exhibit 4.2 is incorporated herein by reference.

       8. Form of Lock-Up Agreement is Exhibit 4.3 of the Registration Statement. Exhibit 4.3 is incorporated herein by reference.

       9. Form of Representative Warrant Agreement between the Registrant and the Representative is Exhibit 4.4 of the Registration Statement.
Exhibit 4.4 is incorporated herein by reference.

      10. Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company is Exhibit 4.6 of the Registration Statement.
Exhibit 4.6 is incorporated herein by reference.

                                   SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   DIDAX INC.
                                   (Registrant)



Date: July 15, 1997                By:/s/ Robert C. Varney
                                      ----------------------------------------
                                       Robert C. Varney, Ph.D.
                                       Chairman of the Board of Directors,
                                       Chief Executive Officer and Principal
                                       Executive Officer





                                       3